UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: October 8, 2020
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10990 Wilshire Boulevard
Los Angeles, California 90024
(Address of principal executive offices)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	KBH	New York Stock Exchange
Rights to Purchase Series A Participating Cumulative Preferred Stock		New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors.  On October 8, 2020, the KB Home board of directors elected Mr. Arthur R. Collins and Mr. Kevin P. Eltife as directors, each for a term ending at KB Home’s 2021 Annual Meeting of Stockholders, and appointed them to the board’s audit and compliance committee. Each of Messrs. Collins and Eltife will participate in the same compensation program as KB Home’s other independent directors. Mr. Collins is the founder and managing partner of theGROUP, a government relations and strategic communications consulting firm based in Washington, D.C. Mr. Eltife is the owner of Eltife Properties, Ltd., a commercial real estate investment firm. With Messrs. Collins’ and Eltife’s election, the KB Home board of directors has twelve members, eleven of whom are independent.

A copy of the press release KB Home issued announcing Mr. Collins’ election to the board of directors is attached as Exhibit 99.1 to this report. A copy of the press release KB Home issued announcing Mr. Eltife’s election to the board of directors is attached as Exhibit 99.2 to this report.

(e) Long-Term Incentive Awards. On October 8, 2020, the management development and compensation committee (“Committee”) of the board of directors of KB Home approved grants of long-term incentive awards pursuant to the Amended KB Home 2014 Equity Incentive Plan to KB Home’s named executive officers and to certain other senior executives. The awards to the named executive officers consisted solely of performance-based restricted stock units (each, a “PSU”) corresponding to a target award amount of shares of KB Home common stock (“Award Shares”) for each recipient. Each PSU entitles a recipient to receive between 0% to 200% of the recipient’s Award Shares based on KB Home’s achieving over the three-year performance period commencing on December 1, 2020 and ending on November 30, 2023 specified levels of (a) cumulative adjusted earnings per share; (b) average adjusted return on invested capital; and (c) revenue growth performance relative to a peer group of high-production public homebuilding companies. The earnings per share performance measure will determine 40%, the average return on invested capital performance measure will determine 35%, and the relative revenue growth performance measure will determine 25%, of the final number of shares of KB Home common stock that may be issued pursuant to each PSU. Each PSU recipient is also entitled to receive a proportionate amount of credited cash dividends that are paid in respect of one share of KB Home common stock with a record date between the grant date and the date the Committee determines the applicable performance achievements. If performance over the performance period for all three performance measures is below specific thresholds, each PSU recipient will receive no shares of KB Home common stock and no credited cash dividend amount.

The below table shows the respective Award Shares granted to KB Home’s named executive officers on October 8, 2020.

Named Executive Officer	Performance-Based Restricted Stock Units (#)
Jeffrey T. Mezger	124,813
Jeff J. Kaminski	34,948
Matthew W. Mandino	49,925
Albert Z. Praw	22,466
Brian J. Woram	21,218

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.30	Form of Performance-Based Restricted Stock Unit Award Agreement under the Amended KB Home 2014 Equity Incentive Plan.

99.1	Press release dated October 13, 2020 announcing the election of Mr. Arthur R. Collins to KB Home’s Board of Directors.

99.2	Press release dated October 13, 2020 announcing the election of Mr. Kevin P. Eltife to KB Home’s Board of Directors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description

10.30	Form of Performance-Based Restricted Stock Unit Award Agreement under the Amended KB Home 2014 Equity Incentive Plan.

99.1	Press release dated October 13, 2020 announcing the election of Mr. Arthur R. Collins to KB Home’s Board of Directors.

99.2	Press release dated October 13, 2020 announcing the election of Mr. Kevin P. Eltife to KB Home’s Board of Directors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2020	KB Home

	By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu Vice President, Corporate Secretary and Associate General Counsel